Exhibit 99.1

FOR IMMEDIATE RELEASE

IES Holdings Acquires Remaining Ownership Interest in Mechanical Services Business

HOUSTON – June 11, 2021 – IES Holdings, Inc. (“IES”) (NASDAQ: IESC) announced today that it has acquired the remaining 20% ownership interest in STR Mechanical, LLC (“STR”), a Charlotte, North Carolina-based provider of commercial and industrial mechanical services. IES had previously acquired an 80% interest in STR in 2016. STR and its subsidiary Technical Services II, LLC provide heating, ventilation and air conditioning (HVAC) maintenance, repair, and replacement services as well as temperature control system installations throughout the Carolinas and Virginia.

Jeff Gendell, Chairman and Chief Executive Officer, said, “I want to thank Keith Moore, STR’s former CEO, for his contributions and we are pleased to continue to partner with Chris Landreth, President of STR, and the rest of the STR team, led by CEO Mike Ditty. We are focused on growing our mechanical services business organically and through acquisitions, with a continued focus on expanding our preventive and emergency services and renovation and retrofit capabilities.”

About IES Holdings, Inc.

IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,700 employees serve clients across the United States. For more information about IES, please visit www.ies-co.com.

About STR Mechanical, LLC
STR Mechanical provides commercial and industrial heating, ventilation and air conditioning (HVAC) services, including maintenance, repair, and replacement services, and temperature control system installations. For more information about STR, please visit http://strmechanical.com/.

Company Contact:
Will Albright
Vice President of Corporate Development and Finance
IES Holdings, Inc.
(713) 860-1500

Investor Relations Contact:
Robert Winters or Ross Collins
Alpha IR Group
312-445-2870
IESC@alpha-ir.com

Certain statements in this release may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "seek," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company's actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company's annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.
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